                                                                 Exhibit (d)(18)

[ING FUNDS LOGO]


Mary Ann Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602


                                                 August 20, 2002

     Pursuant to Section 1 of the Sub-Adviser Agreement dated May 9, 2001, as amended between ING Investments, LLC (successor by merger to ING Pilgrim Investments, LLC) and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Principal Protection Fund V, a newly established series of ING Equity Trust (formerly Pilgrim Equity Trust), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING Principal Protection Fund V" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fees indicated for the series, is attached hereto.

     Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to ING Principal Protection Fund V by signing below.


                                                  Very sincerely,

                                                  /s/ Michael J. Roland

                                                  Michael J. Roland
                                                  Executive Vice President
                                                  ING Investments, LLC

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.


By /s/ Mary Ann Fernandez
  -----------------------------
       Mary Ann Fernandez
       Senior Vice President




7337 E. Doubletree Ranch Rd.      Tel: 480-477-3000         ING Investments, LLC
Scottsdale, AZ 85258-2034         Fax: 480-477-2700
                                  www.ingfunds.com

                              AMENDED AND RESTATED
                                   SCHEDULE A

                              WITH RESPECT TO THE

                             SUB-ADVISER AGREEMENT


                                    BETWEEN

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY
             (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC)

                                      AND

                       AELTUS INVESTMENT MANAGEMENT, INC.


                      ANNUAL INVESTMENT             LAST CONTINUED/
SERIES                 MANAGEMENT FEE              APPROVED BY BOARD         REAPPROVAL DATE
------                -----------------            -----------------        -----------------
ING Principal         Offering Phase    0.125%     May 9, 2001              May 9, 2003
Protection Fund       Guarantee Period   0.40%
                      Index Plus
                      LargeCap Period    0.30%

ING Principal         Offering Phase    0.125%    November 2, 2001         September 1, 2003
Protection Fund II    Guarantee Period   0.40%
                      Index Plus
                      LargeCap Period    0.30%

ING Principal         Offering Phase    0.125%    February 26, 2002        September 1, 2003
Protection            Guarantee Period   0.40%
Fund III              Index Plus
                      LargeCap Period    0.30%

ING Principal         Offering Phase    0.125%    May 24, 2002             September 1, 2003
Protection            Guarantee Period   0.40%
Fund IV               Index Plus
                      LargeCap Period    0.30%

ING Principal         Offering Phase    0.125%    August 20, 2002          September 1, 2003
Protection            Guarantee Period   0.40%
Fund V                Index Plus
                      LargeCap Period    0.30%

                         ANNUAL INVESTMENT              LAST CONTINUED/
SERIES                    MANAGEMENT FEE               APPROVED BY BOARD         REAPPROVAL DATE
------                    --------------               -----------------         ---------------
ING Principal       Offering Phase      0.125%         November 22, 2002        September 1, 2004
Protection          Guarantee Period     0.40%
Fund VI*            Index Plus
                    LargeCap Period      0.30%

-----------------------------
















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* This Amended and Restated Schedule A will be effective with respect to the
  Fund upon the effective date of the post-effective amendment to the Trust's Registration Statement with respect to the Fund.